Exhibit 1

                      Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on Schedule 13D (including all amendments thereto) (the "Statement") with respect to the common stock, par value $.01 per share, of Hayes Wheels International, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement. In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 1st day of August, 1997.


/s/ Horst Kukwa-Lemmerz               /s/ Inge Kruger-Pressl
------------------------------        ------------------------------
Horst Kukwa-Lemmerz                   Inge Kruger-Pressl


/s/ Renate Kukwa-Lemmerz              /s/ Marianne Lemmerz
------------------------------        ------------------------------
Renate Kukwa-Lemmerz                  Marianne Lemmerz


                                      H.K.L., L.L.C.


                                      /s/ Horst Kukwa-Lemmerz
                                      ------------------------------
                                      By: Horst Kukwa-Lemmerz


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